UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Dear Stockholder,

The Annual Meeting of Stockholders of Jaguar Health, Inc. was adjourned once again, as we did not have sufficient shares to achieve quorum. But we are now very close — less than 0.6% of our common stock outstanding needs to be voted to reach quorum. So, no matter how many or how few shares you own, your vote is extremely important.

Please vote today to help us avoid the significant cost associated with continued proxy solicitation efforts. Our ongoing attempt to obtain quorum has been very costly and distracting for the company.

You can vote online at www.proxypush.com or by telephone at 1-866-586-3109 toll-free. Voting is quick and easy.  You will just need the control number located in the box on the enclosed voting instruction form.

The adjourned meeting will be held at 8:30 a.m. Pacific Time on Friday, September 3, 2021.

Thank you for your attention to this important matter and for your investment in Jaguar.

Lisa A. Conte

Chief Executive Officer & President

Stockholders requiring assistance with voting their shares are encouraged to contact Jaguar’s proxy solicitation firm, Georgeson, at 866-821-0284, Monday to Friday from 9:00 AM — 11:00 PM Eastern Time, and Saturday from 12:00 PM - 6:00 PM Eastern Time.